UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2016

Kellogg Company

(Exact name of Registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kellogg Square

Battle Creek, Michigan 49016-3599

(Address of Principal executive offices, including Zip Code)

(269) 961-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 25, 2016, Kellogg Company (the “Company”) priced offerings of $750,000,000 of 3.250% Senior Notes due 2026 and $650,000,000 of 4.500% Senior Debentures due 2046 (collectively, the “Notes”). In connection with such offerings, the Company entered into an Underwriting Agreement, dated February 25, 2016 with Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters mentioned therein. The Notes will be registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-209699) filed on February 25, 2016.

On February 26, 2016, the Company filed with the Securities and Exchange Commission a Prospectus Supplement dated February 25, 2016 in connection with the public offering of the Notes.

For a complete description of the terms and conditions of the Underwriting Agreement, please refer to the Prospectus Supplement and the copy of the Underwriting Agreement which is filed with this Form 8-K and incorporated herein by reference.

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit 1.1	Underwriting Agreement, dated February 25, 2016 by and among Kellogg Company, Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

/s/ Gary H. Pilnick
Date: February 29, 2016	Name:	Gary H. Pilnick
	Title:	Vice Chairman, Corporate Development and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated February 25, 2016 by and among Kellogg Company, Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC.